                          AMENDMENT NO. 2 TO SUBLEASE

          This Amendment No. 2 to Sublease (this "Second Amendment") is entered into as of September 1, 1995 (the "Effective Date"), between McDONNELL DOUGLAS TRAVEL COMPANY, a Delaware corporation ("MDTC") and STARBASE CORPORATION, a Delaware corporation (" Starbase").

                                   RECITALS

          A. MDTC is the lessee under that certain Douglas Plaza Office Lease dated December 9, 1991, as amended by Amendment No. 1 to Office Lease dated as of November 11, 1992 and Amendment No. 2 to Office Lease dated as of November 9, 1993 (said lease and amendments are herein collectively referred to as the "Master Lease"), wherein McDonnell Douglas Realty Company, a California corporation ("Master Lessor"), as successor in interest to The Douglas Development Company - Irvine Partnership in Commendam, leased to MDTC the Third and Fourth Floors within the building (the "Building") commonly known as 18872 MacArthur Boulevard, City of Irvine, County of Orange, California, as more particularly described in the Master Lease (the "Master Premises").

          B. MDTC is the sublessor and Starbase is the sublessee pursuant to a certain written Sublease dated December 2, 1993 (the "Sublease"), as amended by Amendment No. 1 to Sublease dated as of December 1, 1994 (the "Sublease Amendment"), covering the entire Third and Fourth Floor of the Master Premises (the "Subleased Premises"), as more fully described in the Sublease. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sublease.

          C. Pursuant to that certain Stipulation Re: Entry of Judgment for Case No. 751766 in the Superior Court of the State of California for the County of Orange unlawful detainer proceeding, and the Stipulation Re: Entry of Judgment for Case No. 752031 in the Superior Court of the State of California for the County of Orange civil action (collectively, the "Stipulation"), each of which is incorporated fully herein by this reference, Starbase has, among other things, stipulated to judgment for possession in favor of MDTC for the Fourth Floor of the Subleased Premises, and the parties have agreed to further amend the Sublease to reflect the Stipulation and to modify certain other provisions of the Sublease and Sublease Amendment. All references herein to the "Sublease" shall hereinafter mean, unless the context clearly indicates to the contrary, the Sublease and Sublease Amendment, as amended by this Second Amendment.

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          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MDTC and Starbase hereby agree as follows:

                                   AGREEMENT

          1. SURRENDER OF FOURTH FLOOR PREMISES. Starbase shall vacate and voluntarily surrender the entire Fourth Floor of the Subleased Premises (the "Surrender Portion") to MDTC on or before October 7, 1995 (the "Surrender Date"). Such vacation and surrender shall be performed in accordance with all of the provisions of the Master Lease and Sublease regarding surrender. From and after the Surrender Date, all references in the Sublease to the "Premises" and all references in this Second Amendment to the "Subleased Premises" shall mean, unless the context clearly indicates to the contrary, the Third Floor of the Subleased Premises only (I.E., the entire Subleased Premises less the Surrender Portion).

          2. TERM. The parties hereby acknowledge that the Term of the Sublease, as amended hereby, shall expire at 5:00 p.m. on February 14, 1997.

          3. MONTHLY RENT. From and after the Effective Date, Monthly Rent for the Subleased Premises shall be an amount equal to Eighteen Thousand Dollars ($18,000) per month, payable on the first day of each calendar month in advance as set forth in the Sublease.

          4. OPERATING EXPENSES. From and after the Effective Date, so long as Starbase is not in default beyond applicable notice and cure periods under the Sublease, as amended hereby, the provisions of Section 6(b) of the Sublease (regarding the payment of Operating Expenses by Starbase) shall not apply with respect to the Subleased Premises; provided, however, that notwithstanding anything herein to the contrary, (i) the provisions of Section 6(b) of the Sublease shall be automatically reinstated, retroactive to the Effective Date, upon a default by Starbase beyond applicable notice and cure periods under the Sublease, as amended hereby; (ii) Starbase shall continue to be responsible for and shall pay all excess or after-hours electricity costs and other utility costs and related amounts, as described in Section 16 and elsewhere in the Master Lease, directly to Master Lessor or the appropriate supplier; and (iii) the provisions of Section 6(b) of the Sublease shall apply in determining the Operating Expenses component of MDTC's prospective rent damages incurred under the Sublease for the Surrender Portion for the period September 1, 1995 through February 14, 1997.

          5. SURRENDER OF FURNITURE AND TELEPHONE EQUIPMENT. Concurrently with Starbase's surrender of the Surrender Portion, Starbase also shall surrender all furniture, equipment and inventory and telephone equipment belonging to MDTC and described in Exhibit "E" and Paragraph 30 of the Sublease, except the furniture, equipment and inventory and telephone equipment listed in the "MDTC Equipment Inventory at Starbase", denominated and appended as Exhibit "1" of this Second Amendment, in good condition, order and repair, reasonable wear and tear excepted. So long as Starbase is not in default beyond applicable notice and cure periods under the Sublease, as amended hereby, Starbase shall have a license to use the remaining furniture, equipment, inventory and telephone equipment owned by MDTC and described in Exhibit "1" of this Second Amendment for the remainder of the Term at Starbase's sole cost, risk and expense, provided, however, that (i) all such remaining items shall be surrendered by Starbase to MDTC upon expiration of the Term of this Sublease in good condition, order and repair, reasonable wear and tear excepted; and (ii) such license is subject to immediate revocation by MDTC upon a default by Starbase beyond applicable notice and cure periods under the Sublease, as amended by this Second Amendment. Starbase hereby waives and relinquishes any and all right it may have formerly possessed under the Sublease, as amended by the Sublease Amendment, to purchase any of the furniture, equipment and inventory and telephone equipment under the Sublease and Sublease Amendment. This Paragraph shall supersede, supplant and replace Paragraph 30 of the Sublease (relating to Starbase's rental of and right to purchase such furniture, fixtures, equipment, inventory and telephone equipment) in its entirety.

          6. STARBASE'S DEFAULT: NOTICE. The phrase "ten (10) working days after written notice" set forth in Section 30(a) of the Master Lease and incorporated by reference into the Sublease is hereby replaced with the phrase "three (3) days after written notice". Any default by Starbase in the payment of any sums due or performance required under the Stipulation shall be considered a default under the Sublease. In addition, notwithstanding any additional or contrary address for notice set forth in the Sublease, notices to Starbase shall be sufficient if personally delivered or mailed by first class mail, postage prepaid, to the following address:

               Starbase Corporation
               18872 MacArthur Boulevard
               Suite 300
               Irvine, California 92715

          7. SECURITY DEPOSIT. Starbase acknowledges that all sums heretofore deposited by Starbase to MDTC representing Starbase's Security Deposit have been retained by MDTC and have or shall be applied as set forth in the Stipulation.

          8. MDTC'S EARLY TERMINATION RIGHT. MDTC, at MDTC's sole option and discretion and without liability to MDTC, shall have the right at any time during the remaining Term of the Sublease to terminate the Sublease for Suite 300 of the Subleased Premises by written notice to Starbase (the "Early Termination Notice"), which notice shall specify the date for such termination (the "Early Termination Date"). The Early Termination Date shall be not less than sixty (60) days after the date of the Early Termination Notice. From and after the Early Termination Notice, the expiration of the Term of the Sublease shall be deemed to be the Early Termination Date. To the extent that MDTC exercises its Early Termination Right under this paragraph, Starbase shall be released as of the Early Termination Date for any further rental liability to MDTC for Suite 300 of the Subleased Premises.

          9. PARKING. Section 28 of the Sublease is hereby deleted and replaced with the following:

                "28. PARKING. Subject to Master Lessor's continuing to make such parking spaces available, Starbase shall be entitled to the non-exclusive use of 44 unreserved parking spaces in the adjacent surface parking area allotted to MDTC under the Master Lease, free of charge, coterminous with the Term of the Sublease. Any additional spaces required shall, if available, be at Master Lessor's then current rates, payable in advance."

          10. CONDITION OF SUBLEASED PREMISES. Starbase acknowledges that Starbase currently occupies the Subleased Premises and that every part thereof is in good and sanitary order, condition and repair, and that Starbase has accepted and is occupying the Subleased Premises and all improvements therein in "AS IS" condition and "WITH ALL FAULTS." Without limitation on the foregoing, Starbase agrees that MDTC has no responsibility to install, construct or complete any improvements in or to the Subleased Premises, the Building, the Project or any portion thereof.

           11. MDTC'S SIGNAGE TERMINATION RIGHT. MDTC shall have the right at any time during the remaining Term of the Sublease to terminate Starbase's signage rights with respect to the Building and to remove or cause the removal of Starbase's then existing signage at the Building by written notice to Starbase (the "Signage Termination Notice"), which notice shall specify the date for such termination (the "Signage Termination Date"); the Signage Termination Date shall be not less than thirty (30) days after the date of the Signage Termination Notice. To the extent MDTC elects to exercise its signage termination rights under this Paragraph, any such removal of the existing signage shall be performed by MDTC at MDTC's cost and expense, but without any other liability to MDTC. So long as Starbase is not in default beyond applicable notice and cure periods under the Sublease, as amended hereby, MDTC shall exercise its termination of Starbase's signage rights under this Paragraph only if MDTC or Master Lessor determines in its sole but good faith discretion that removal of the Starbase signage is necessary or desirable in connection with other proposed or actual leases in the Project.

           12. REPLACEMENT OF TELEPHONE SYSTEM. MDTC, at MDTC's sole option and discretion and without liability to MDTC except as provided in this Paragraph, shall have the right at any time during the remaining Term of the Sublease to terminate Starbase's use of the telephone system described in Exhibit "1" of this Second Amendment in Suite 300 of the Subleased Premises by written notice to Starbase (the "Telephone System Termination Notice"), which notice shall specify the date for such termination (the "Telephone Termination Date"); the Telephone Termination Date shall be not less than thirty (30) days after the date of the Telephone System Termination Notice. To the extent MDTC elects to exercise its telephone system termination rights under this Paragraph, any such removal of the existing telephone system (described in Exhibit "1" of this Second Amendment) shall be performed by MDTC at MDTC's cost and expense and may be exercised only if MDTC, at MDTC's sole cost and expense (excluding any portion of Starbase's Monthly Rent attributable to the telephone system, but without any other liability to MDTC), provides Starbase with a telephone system that possesses comparable features (including, but not limited to, voice mail), except that the replacement telephone system need only possess sufficient stations to service Starbase's employees and any additional number of employees Starbase anticipates it will hire during the remainder of the Term after the Telephone Termination Date. To the extent that MDTC elects to exercise its telephone system termination rights under this Paragraph, (a) all right, title and interest in the replacement telephone system will be vested in MDTC and (b) Starbase will return forthwith the replacement telephone system to MDTC upon the expiration of the Term of this Sublease.

          13. STARBASE NOT RELEASED. As more fully set forth in the Stipulation, and notwithstanding anything contained in this Second Amendment to the contrary, MDTC's acceptance of Starbase's surrender of the Surrender Portion shall not in any way release Starbase from its obligations under the Sublease with respect to the Surrender Portion.

          14. LEASE IN EFFECT. MDTC and Starbase acknowledge and agree that the Sublease, as amended and supplemented by this Second Amendment and the Stipulation, remains in full force and effect in accordance with its terms.

          15. ATTORNEYS' FEES. In the event any action is instituted by a party to enforce any of the terms and provisions contained in this Second Amendment, the prevailing party in such action shall be entitled to reimbursement of its attorneys' fees, costs and expenses by the non-prevailing party.

          16. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

          17. NO ORAL AGREEMENTS. The Sublease as amended hereby contains all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions incorporated herein by reference. There are no oral agreements or understandings between the parties hereto affecting the Sublease or this Second Amendment. Neither the Sublease nor this Second Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

          18. OTHER TERMS. From and after the Effective Date, Starbase shall hold, occupy and surrender the Subleased Premises upon all the terms of the Sublease and this Second Amendment, except that (i) Starbase shall have no expansion or extension rights under the Sublease or this Second Amendment, and
(ii) those provisions of the Sublease which are specifically superseded by or clearly inconsistent with the provisions of this Second Amendment shall have no further application to the extent of any such inconsistency.

          19. AUTHORITY. The persons executing this Second Amendment on behalf of Starbase and MDTC represent and warrant that they are duly authorized to execute and deliver this Second Amendment and that this Second Amendment will be binding upon the respective party, on whose behalf he has signed the Second Amendment, in accordance with the terms of the Second Amendment.

          20. ADVICE OF COUNSEL. Each party represents and warrants that it has had the advice of counsel of its own choosing in the negotiations for and preparation of this Second Amendment; that it has read this Second Amendment and that it is fully aware of the content and of the practical and legal effect of this Second Amendment.

          IN WITNESS WHEREOF, the parties have entered into this Second Amendment as of the day and year first written above.

                                       McDONNELL DOUGLAS TRAVEL COMPANY,
                                       a Delaware corporation


                                       By: /s/ WENDELL MOEN
                                           -------------------------------
                                           Wendell Moen
                                           Vice President

                                       STARBASE CORPORATION,
                                       a Delaware corporation

                                       By: /s/ STEPHEN W. BELL
                                           ------------------------------
                                           Stephen W. Bell
                                           Chief Financial Officer

                     MDTC EQUIPMENT INVENTORY AT STARBASE

FURNITURE INVENTORY
President's Furniture
     1 Wood Desk
     1 Corner Credenza
     1 Conference Table
     1 Book Case

2 Round Conference Tables (Wood)

All Steelecase Furniture on the entire third floor.

TELEPHONE INVENTORY
AT&T System 75 TELEPHONE  SWITCH (2 CABINETS)
   Computer, Printer and Software

   CIRCUIT PACKS
      Analog Line Cards (7)
      Announcement Card
      Auxiliary Trunk Card
      CO Trunk Cards (4)
      Digital Line Cards (l5)
      DID Trunk Cards (3)
      DSI Tie-Trunk Card
      Memory 1
      Network Control
      Processor
      Tape Drive
      Tie Trunk Cards (2)
      Tone/Clock Card
      Tone Detector Cards (2)

   TELEPHONE INSTRUMENTS
      18 Display Phones
      90 Standard Phones
      2 Console Phone
      60 Speaker Boxes
      1 Conference Roam Quorum Phone

AT&T SYSTEM VOICE AUDIX (Voice Mail)
    Computer, Printer and Software